EXHIBIT 23.5


                      CONSENT OF RYDER SCOTT COMPANY, L.P.


                  As independent petroleum engineers, we hereby consent to the incorporation by reference in the Columbus Energy proxy statement/prospectus dated September 11, 2000 of our Firm's audit of the proved oil and gas reserve quantities of Key Production Company, Inc. as of January 1, 2000, and to all references to our Firm included in such proxy statement/prospectus.

                                              Very truly yours,

                                              RYDER SCOTT COMPANY, L.P.

Denver, Colorado
September 11, 2000